UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CROSS COUNTRY HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

I am happy to answer any questions you have about the recent announcement regarding Knox Lane and the future of Cross Country.

Here are some questions you might have. Remember, if you have a question that isn’t answered, please speak to your manager or your HR Business Partner.

Why is Cross Country working with Knox Lane?

•	This is an exciting next chapter for Cross Country. By working with Knox Lane, we are transitioning from a public company to a private company.

•	Knox Lane is a growth-oriented firm that recognizes the unique value of our tech-enabled talent services solutions, our 40-year foundation in the industry, and the critical role we play in helping health systems, community care organizations and schools build and sustain the workforce they need.

•	They view Cross Country as a foundational platform. This means they are investing in us specifically to build and expand their presence in the healthcare staffing sector.

•	Going private will also give us the flexibility to accelerate our strategy, invest in technology, move faster for our clients and healthcare professionals, and continue creating opportunities for our team members.

Who is Knox Lane?

•	Knox Lane is a San Francisco-based firm founded in 2019 by John Bailey and Shamik Patel, former executives of TPG Growth, a leading investment firm.

•	During their time at TPG, members of the Knox Lane team were integrally involved in the firm’s investment in Medical Solutions, a leading healthcare staffing company that has since grown into a top five firm in the U.S.

•	Knox Lane works with companies to accelerate growth, supported by a team of experienced investors and operators with deep history in and understanding of our industry.

•	They recognize the value in Cross Country’s business, our people, our technology and our longstanding role in the healthcare staffing industry.

•	Knox Lane views Cross Country as the foundation to build from across the broader healthcare staffing landscape. They are not here to replace what we do. They are here to build on it.

What does this announcement mean for me and my day-to-day responsibilities?

•	It is business as usual for all of us and there are no changes to roles, day-to-day responsibilities, or reporting structures as a result of this announcement.

•	Today’s announcement is just the beginning and, until the transaction has closed, which we expect in the third quarter of 2026, Cross Country remains an independent, publicly traded company. Any changes following the closing will be communicated well in advance.

•	We have momentum on our side, and we are not taking our foot off the gas.

Will there be cost-cutting or layoffs?

•	This is about growth. Knox Lane is working with us because they believe in the culture and the team we have already built.

•	They view our "Cross Country Way" and our 40-year heritage as a competitive advantage, especially as it relates to the innovative and market-leading technology and workforce solutions we have developed.

•	Any changes following the closing will be communicated well in advance.

What does it mean to be a private company?

•	Following the closing of the transaction, Cross Country will continue to operate as an independent company under the same brand, executing our strategic plan and serving our customers.

•	The only difference will be that Cross Country’s common stock will no longer be listed or traded on the NASDAQ stock exchange.

•	Upon close, we will be owned by Knox Lane instead of by public shareholders.

•	More importantly, operating as a private company gives us the ability to be more flexible and agile. It allows us to focus on long-term growth, invest behind our strategy and technology, and make decisions with the support of an investor that knows our industry and wants to help us grow.

How is this different from the previous transaction?

•	This is very different from the Aya Healthcare transaction we pursued previously.

•	The previous transaction was a merger focused on finding synergies and efficiencies. Knox Lane is investing in Cross Country as the foundation for growth in the sector.

•	We will continue to operate as an independent company, and we are keeping our own brand, our own leadership, and our own technology.

•	Knox Lane is providing the capital and resources to expand our impact. They are not here to replace what we do. They are here to build on it.

How does this impact my compensation and benefits?

•	There are no changes to your current compensation and we do not expect there will be changed to your benefits as a result of this announcement. Any changes following the closing will be communicated well in advance.

•	Knox Lane recognizes the value and strength of Cross Country you, our incredible team, as instrumental in our future growth and success.

•	Until the transaction closes, Cross Country remains an independent, publicly traded company and will continue operating normally.

•	Following closing, we will work with Knox Lane to ensure we remain competitive and continue offering employees the strong experience and support you’ve come to expect.

Will there be any changes to offices / locations?

•	Cross Country will remain based in Boca Raton.

What happens to the Cross Country stock I own?

•	This is an all-cash transaction. Upon closing, each share of Cross Country common stock you own will be converted into the right to receive $13.25 in cash.

•	This represents a significant premium over our recent trading price, delivering immediate and certain value to all stockholders, including our employee owners.

•	You will also receive cash in exchange for your Restricted Stock Awards and some of your Performance Stock Awards.

Can I buy and sell stock between now and close?

•	Cross Country common stock will continue to trade on the public market until the transaction closes, and you can continue to make investment and trading decisions in accordance with our existing policies and regulations, including our insider trading policy.

Does this change our relationship or contracts with customers, vendors, suppliers or business partners?

•	No. It is business as usual and there are no changes to existing contracts or relationships with customers, vendors, suppliers or business partners.

•	Our client relationships and contracts will remain unchanged. Clients can continue to expect the same Cross Country team, the same level of service and the same commitment to excellence they know and trust.

What are the next steps?

•	There are various required approvals we need to obtain, including from Cross Country stockholders and select regulatory agencies, in addition to the satisfaction of other customary closing conditions.

•	We expect to achieve these approvals and close the transaction in the third quarter of 2026.

Important Information and Where to Find It

This communication relates to a proposed transaction between Cross Country Healthcare, Inc. (“Cross Country”), Knox Lane LP (“Knox Lane”) and the other parties to the Merger Agreement. In connection with this proposed transaction, Cross Country will file a definitive proxy statement on Schedule 14A (the “proxy statement”) or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Cross Country may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CROSS COUNTRY ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and/or a notice of internet availability of proxy materials, when available, will be mailed to Cross Country’s stockholders of record as of the close of business on the record date for Cross Country stockholders meeting, as applicable. Investors and security holders will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by Cross Country through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Cross Country will be available free of charge on Cross Country’s internet website at https://ir.crosscountryhealthcare.com/ or by contacting Cross Country’s primary investor relations contact by email at jvogel@crosscountry.com or by phone at 561-237-8310.

Participants in the Solicitation

Cross Country, Knox Lane, and their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Cross Country, their ownership of Cross Country’s common stock, and Cross Country’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 10, 2026, in its definitive proxy statement on Schedule 14A for its 2026 Annual Meeting in the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Related Party Transactions”, which was filed with the SEC on March 30, 2026, as amended by Amendment No. 1 thereto filed on April 2, 2026, certain of its Quarterly Reports on Form 10-Q, and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Cross Country’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by Cross Country’s board of directors in approving the proposed transaction; the amounts to be received by stockholders; and expectations for Cross Country prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Cross Country based on current expectations and assumptions relating to Cross Country’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Cross Country’s common stock, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Cross Country to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Cross Country to pay a termination fee, (ix) the risk that competing offers will be made; (x) unexpected costs, charges or expenses resulting from the transaction, (xi) potential litigation relating to the transaction that could be instituted against the parties to the Merger Agreement or their respective directors, managers, or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that Cross Country’s businesses serve which could have an effect on demand for Cross Country’s services and impact Cross Country’s profitability, (xiii) effects from global pandemics, epidemics, or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement, and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Cross Country’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Cross Country’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Cross Country’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and, except as may be required by applicable law, Cross Country does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of Cross Country